Exhibit 14.1




                   Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the use of our reports on the FirstMerit Equity Fund and the FirstMerit Government Money Market Fund dated January 11, 2002 (and to all references to our firm) incorporated by reference in the Registration Statement on Form N-14 of Federated Equity Funds (Registration Statement File No. 2-91090) and in the Registration Statement on Form N-14 of Money Market Obligations Trust (Registration Statement File No. 33-31602).




/s/ Arthur Andersen LLP
Boston, Massachusetts
May 29, 2002